As filed with the Securities and Exchange Commission on September 29, 1998.
                                                Registration No. 333-_______

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC 20549
                            -----------------------------
                                      FORM S-3
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                            -----------------------------
                                    GALAGEN INC.

             (Exact name of the Registrant as specified in its charter)
               Delaware                                41-1719104
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                 Identification No.)
                            4001 Lexington Avenue North
                           Arden Hills, Minnesota  55126
                                   (651) 481-2105
                 (Address and telephone number of the Registrant's
                            principal executive offices)

                                  Robert A. Hoerr
                       President and Chief Executive Officer
                                    GalaGen Inc.
                            4001 Lexington Avenue North
                           Arden Hills, Minnesota  55126
                                   (651) 481-2105
             (Name, address and telephone number of agent for service)

                           -----------------------------
                                      copy to:
                                    Kris Sharpe
                                Faegre & Benson LLP
                                2200 Norwest Center
                              90 South Seventh Street
                            Minneapolis, Minnesota 55402

                           -----------------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /___________________
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________________________________________
          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           CALCULATION OF REGISTRATION FEE(1)


--------------------------------------------------------------------------------------------------------------
                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
       TITLE OF EACH CLASS OF         AMOUNT TO BE     OFFERING PRICE     AGGREGATE OFFERING      REGISTRATION
     SECURITIES TO BE REGISTERED       REGISTERED       PER SHARE(2)           PRICE(2)               FEE
--------------------------------------------------------------------------------------------------------------
    Common Stock, $.01 par value         $1.688            470,938             $794,943             $234.51
                                         Shares
--------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 429, the Prospectus contained herein also relates to 270,938 shares of Common Stock registered on Form S-3, Registration
     No. 333-41151. Registration fees of $184.73 relate to such shares and were previously paid with such registration statement.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

                           -----------------------------


          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

          Pursuant to Rule 429, the Prospectus contained herein also relates to shares of Common Stock registered on Form S-3, Registration No. 333-41151.


------------------------------------------------------------------------------
------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 1998



                                   741,876 SHARES


                                    GALAGEN INC.


                                    COMMON STOCK


          This Prospectus relates to shares of Common Stock of GalaGen Inc. (the "Company") that may be sold by the Selling Stockholders. See "Selling Stockholders." The shares may be obtained by the Selling Stockholders through the conversion of the Company's 6% Convertible Debentures due May 18, 1999 (the "Debentures") or the exercise of related Stock Purchase Warrants (the "Warrants"), which Debentures and Warrants were purchased pursuant to the 6% Convertible Debenture Purchase Agreement dated November 18, 1997 (the "Purchase Agreement"). The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders.

          The Company's Common Stock is traded on the Nasdaq National Market under the symbol "GGEN." On September 23, 1998, the last sale price for the Common Stock, as reported on the Nasdaq National Market, was $1.75 per share. See "Price Range of Common Stock and Dividend Policy."

          The distribution of the shares of Common Stock offered hereby by the Selling Stockholders may be effected from time to time (but no later than December 31, 1999) in one or more transactions on the Nasdaq National Market or otherwise, in negotiated transactions, through the writing of options on shares (whether the options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such shares may also be sold pursuant to Rule 144 adopted under the Securities Act of 1933, as amended (the "Securities Act"), at such times as such sales are permitted pursuant to such Rule. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and these broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). See "Plan of Distribution."

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time shall not under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof.

                   THE DATE OF THIS PROSPECTUS IS ___________, 1998

                                AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, New York, New York 10048. Information may be obtained on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of such material may be obtained at prescribed rates from the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy statements and other information filed by the Company at: http://www.sec.gov.

          This Prospectus constitutes a part of a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company, and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by the Company with the Commission (File No. 0-27976) pursuant to the Exchange Act are incorporated herein by reference:

          (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (which incorporates by reference certain portions of the Company's 1997 Annual Report to Stockholders, including financial statements and accompanying information, and certain portions of the Company's definitive proxy statement for the Company's 1997 Annual Meeting of Stockholders);

          (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1998;

          (iii) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 13, 1996;

          (iv)  all other documents filed by the Company pursuant to
     Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of an offering of the shares of Common Stock offered hereby by the Selling Stockholders.

          Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated herein or in an accompanying Prospectus Supplement by reference) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof or an accompanying Prospectus Supplement except as so modified or superseded.

          The Company will provide without charge to each person, including any beneficial holder, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference (other than exhibits to such documents unless those exhibits are specifically incorporated therein by reference). Requests should be directed to GalaGen Inc., 4001 Lexington Avenue North, Arden Hills, Minnesota 55126, Attn: Secretary, telephone (651) 481-2169.

                                     THE COMPANY

          GalaGen Inc. is a nutritional products company that is utilizing its proprietary immune boosting technology and patented manufacturing processes to commercialize health-promoting foods and beverages. The Company continues to expand applications for its Proventra-TM- Brand Natural Immune Components technology and develop a portfolio of Proventra based products that target the needs of consumers and the healthcare market. The Company currently has Basics Plus in test markets in conjunction with its marketing and manufacturing partner, Lifeway Foods, Inc., and has several other projects under way in various stages of development.

          The Company is a Delaware corporation formed in 1992. Its executive offices are located at 4001 Lexington Avenue North, Arden Hills, Minnesota 55126, and its telephone number is (651) 481-2105.

                                RECENT DEVELOPMENTS

          On September 2, 1998 the Company announced that it had entered into an Asset Purchase Agreement (the "Agreement") with Nutrition Medical, Inc. ("NMED") to acquire NMED's developed line of critical care enteral nutrition products and formulas. The products were recently introduced and are being sold to the hospital and home healthcare industries.

          The acquisition is subject to NMED stockholder approval that is expected in November 1998. According to the terms of the Agreement, GalaGen will purchase substantially all of NMED's critical care enteral nutrition products and formulas, all related inventory and certain other assets including the existing customer base. The aggregate purchase price is $800,000, comprised of $175,000 in cash and shares of the Company's Common Stock for the balance. The Company also announced that it had entered into a marketing agreement with NMED that provided the Company with the rights to commence selling the purchased products as of September 1, 1998. The interim marketing agreement will terminate upon closing of the transactions contemplated by the Asset Purchase Agreement.

                   PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

          The Company's Common Stock has traded on the Nasdaq National Market under the symbol GGEN since the Company's initial public offering in March 1996. The following table sets forth, for the periods indicated, the reported high and low sale prices of the Common Stock on the Nasdaq National Market for the periods indicated, as reported by the Nasdaq National Market.


                                                                      HIGH           LOW
                                                                      ----           ---

     1996:
          First Quarter (from March 27, 1996). . . . . . . .        $10.750        $10.000
          Second Quarter . . . . . . . . . . . . . . . . . .         10.375          7.125
          Third Quarter. . . . . . . . . . . . . . . . . . .          7.500          3.813
          Fourth Quarter . . . . . . . . . . . . . . . . . .          6.125          4.000

     1997:
          First Quarter. . . . . . . . . . . . . . . . . . .         $4.625         $1.750
          Second Quarter . . . . . . . . . . . . . . . . . .          3.250          2.000
          Third Quarter. . . . . . . . . . . . . . . . . . .          2.750          2.000
          Fourth Quarter . . . . . . . . . . . . . . . . . .          2.375          1.500

     1998
          First Quarter. . . . . . . . . . . . . . . . . . .         $2.250         $0.844
          Second Quarter . . . . . . . . . . . . . . . . . .          3.313          1.563
          Third Quarter (through September 18, 1998). . . .           4.000          1.750

          The Company has never declared or paid any cash dividends on its Common Stock. The Company currently does not anticipate paying any cash dividends in the foreseeable future.

                                 SELLING STOCKHOLDERS

          The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of September 18, 1998 and as adjusted to reflect the sale of shares offered by this Prospectus by each Selling Stockholder. As used herein, "Selling Stockholders" includes donees and pledgees selling shares received from a named Selling Stockholder after the date of this Prospectus (percentages are based on 8,308,619 shares outstanding on September 18, 1998).


                                    SHARES OWNED                    SHARES OWNED
                                PRIOR TO OFFERING (1)            AFTER OFFERING (2)
                                ---------------------            -------------------
                                          PERCENT OF   SHARES            PERCENT OF
             NAME              NUMBER     OUTSTANDING  OFFERED   NUMBER  OUTSTANDING
--------------------------     -------    -----------  -------   ------  -----------
 CPR (USA) Inc.                417,043        4.78     417,043       0          -

 Libertyview Plus Fund          66,439          *       66,439       0          -

 Libertyview Fund, LLC          16,809          *       16,809       0          -

___________________

*    Less than 1%.

(1) Assumes full conversion of the Debentures held by such Selling Stockholders at a share price equal to 82-1/2% of the lowest sale price of the Company's Common Stock on the Nasdaq National Market during the three trading days ended September 18, 1998. Also assumes full exercise of the Warrants held by such Selling Stockholders.

(2)  Assumes sale of all shares of the Selling Stockholders offered hereby.

                                 PLAN OF DISTRIBUTION

          The distribution of the shares of Common Stock offered hereby by the Selling Stockholders may be effected from time to time (but no later than December 31, 1999) in one or more transactions on the Nasdaq National Market or otherwise, in the over-the-counter market, in negotiated transactions, through the writing of options on shares (whether the options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such shares may also be sold pursuant to Rule 144 adopted under the Securities Act at such times as such sales are permitted pursuant to such Rule. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and these broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholders and broker-dealers that participate with the Selling Stockholders in the distribution of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation.

                                   LEGAL OPINIONS

          The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Faegre & Benson LLP, 2200 Norwest Center, Minneapolis, Minnesota 55402.

                                      EXPERTS

          The financial statements of GalaGen Inc. appearing in GalaGen Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          Expenses in connection with the issuance and distribution of the shares of Common Stock being registered hereunder other than underwriting commissions and expenses, are estimated below.


          SEC registration fee . . . . . . . . . . . .       $     235
          Nasdaq listing fee . . . . . . . . . . . . .               0
          Legal services and expenses. . . . . . . . .           5,000
          Accounting services and expenses . . . . . .           1,000
          Printing fees. . . . . . . . . . . . . . . .             500
          Miscellaneous. . . . . . . . . . . . . . . .             765
                                                              --------
               Total . . . . . . . . . . . . . . . . .        $  7,500
                                                              --------
                                                              --------

          Except for the SEC registration fee and the Nasdaq listing fee, all of the foregoing expenses have been estimated. The Selling Stockholders will bear fees and disbursements of their own legal counsel and transfer taxes. The Company will bear all other expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his or her services as a director or officer of the corporation, or his or her service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him or her ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him or her, in connection with the defense or settlement of such action, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides for the general authorization of advancement of a director's or officer's litigation Expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of Expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification of Expenses may be entitled under any bylaw, agreement or otherwise.

          The Restated Certificate of Incorporation of the Company eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except under certain circumstances involving certain wrongful acts such as breach of a director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful acts under Section 174 of the General Corporation Law of the State of Delaware, or for any transaction from which a director derives an improper personal benefit. The Company's Restated Certificate of Incorporation and Restated Bylaws provide for the broad indemnification of the directors and officers of the Company and for advancement of litigation expenses to the fullest extent required or permitted by current Delaware law.

ITEM 16.       EXHIBITS


   Exhibit
   Number
   ------

    3.1      Restated Certificate of Incorporation of the Company. (1)
    3.2      Restated Bylaws of the Company. (2)
    4.1      Specimen Common Stock Certificate. (3)
    4.2 Warrant to purchase 13,541 shares of Common Stock of the Company issued to Piper Jaffray Inc., dated January 26, 1993. (3)
    4.3 Warrant to purchase 20,312 shares of Common Stock of the Company issued to Gus A. Chafoulias, dated October 12, 1993. (3)
    4.4 Warrant to purchase 20,312 shares of Common Stock of the Company issued to John Pappajohn, dated October 12, 1993. (3)
    4.5 Warrant to purchase 9,479 shares of Common Stock of the Company issued to Cato Holding Company, dated June 21, 1994. (3)
    4.6 Form of Common Stock Warrant to purchase shares of Common Stock of the Company, issued in connection with the sale of Convertible
             Promissory Notes. (3)
    4.7      Warrant to purchase 17,144 shares of Series F-1 Convertible
             Preferred Stock of the Company issued to Chiron Corporation, dated
             March 29, 1995. (3)
    4.8      Warrant to purchase 42,856 shares of Series F-2 Convertible
             Preferred Stock of the Company issued to Chiron Corporation, dated
             March 29, 1995. (3)
    4.9      Warrant to purchase 60,000 shares of Series F-3 Convertible
             Preferred Stock of the Company issued to Chiron Corporation, dated
             March 29, 1995. (3)
    4.10     Warrant to purchase 80,000 shares of Series F-3 Convertible
             Preferred Stock of the Company issued to Chiron Corporation, dated
             March 29, 1995. (3)
    4.11 Warrant to purchase 18,250 shares of Common Stock of the Company issued to IAI Investment Funds VI, Inc. (IAI Emerging Growth
             Fund), dated January 30, 1996. (3)
    4.12 Warrant to purchase 6,250 shares of Common Stock of the Company issued to IAI Investment Funds IV, Inc. (IAI Regional Fund), dated
             January 30, 1996. (3)
    4.13 Warrant to purchase 25,000 shares of Common Stock of the Company issued to John Pappajohn, dated February 2, 1996. (3)
    4.14 Warrant to purchase 25,000 shares of Common Stock of the Company issued to Edgewater Private Equity Fund, L.P., dated February 2,
             1996. (3)
    4.15 Warrant to purchase 10,000 shares of Common Stock of the Company issued to Joseph Giamenco, dated February 2, 1996. (3)
    4.16 Warrant to purchase 25,000 shares of Common Stock of the Company issued to Gus A Chafoulias, dated February 2, 1996. (3)
    4.17 Warrant to purchase 25,000 shares of Common Stock of the Company issued to JIBS Equities, dated February 2, 1996. (3)
    4.18 Warrant to purchase 25,000 shares of Common Stock of the Company issued to Land O'Lakes, Inc., dated February 2, 1996. (3)
    4.19     6% Convertible Debenture Purchase Agreement dated November 18, 1997 among the Company and the Purchasers named therein. (4)
    4.20     Registration Rights Agreement dated November 18, 1997 among the
             Company and the Holders named therein. (5)
    4.21     6% Convertible Debenture due May 18, 1999 issued to CPR (USA) Inc.
             dated November 18, 1997. (6)
    4.22     6% Convertible Debenture due May 18, 1999 issued to Libertyview
             Plus Fund dated November 18, 1997. (7)
    4.23     6% Convertible Debenture due May 18, 1999 issued to Libertyview
             Fund, LLC dated November 18, 1997. (8)
    4.24     Stock Purchase Warrant issued to CPR (USA) Inc. dated November 18,
              1997. (9)
    4.25     Stock Purchase Warrant issued to Libertyview Plus Fund dated
             November 18, 1997. (10)
    4.26     Stock Purchase Warrant issued to Libertyview Fund, LLC dated
             November 18, 1997. (11)
    4.27     Warrant issued to CLARCO Holdings dated as of December 1, 1997.(12)


                                         II-2


    4.28     Warrant issued to CLARCO Holdings dated as of December 1, 1997. (13)
    4.29     Warrant issued to CLARCO Holdings dated as of December 1, 1997. (14)
    4.30     Warrant issued to Henry J. Cardello dated as of April 13, 1998.  (15)
    4.31     Warrant issued to Henry J. Cardello dated as of April 30, 1998.  (15)
    4.32     Warrant issued to Henry J. Cardello dated as of June 19, 1998.  (15)
    5        Opinion of Faegre & Benson LLP.
    23.1     Consent of Ernst & Young LLP.
    23.2     Consent of Faegre & Benson LLP (included in Exhibit 5).
    24       Powers of Attorney of directors and officers of the Company.

___________________

       (1) Incorporated herein by reference to Exhibit No. 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996 (File No. 0-27976).
       (2) Incorporated by reference to Exhibit 3.4 of the Company's Registration Statement on Form S-1 (Registration No.
                333-1032)
       (3)      Incorporated herein by reference to the same numbered
                Exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-1032).
       (4) Incorporated herein by reference to Exhibit No. 4.4 to the Company's Registration Statement on Form S-3 (Registration
                No. 333-41151).
       (5) Incorporated herein by reference to Exhibit No. 4.5 to the Company's Registration Statement on Form S-3 (Registration
                No. 333-41151).
       (6) Incorporated herein by reference to Exhibit No. 4.6 to the Company's Registration Statement on Form S-3 (Registration
                No. 333-41151).
       (7) Incorporated herein by reference to Exhibit No. 4.7 to the Company's Registration Statement on Form S-3 (Registration
                No. 333-41151).
       (8) Incorporated herein by reference to Exhibit No. 4.8 to the Company's Registration Statement on Form S-3 (Registration
                No. 333-41151).
       (9) Incorporated herein by reference to Exhibit No. 4.9 to the Company's Registration Statement on Form S-3 (Registration
                No. 333-41151).
       (10) Incorporated herein by reference to Exhibit No. 4.10 to the Company's Registration Statement on Form S-3 (Registration
                No. 333-41151).
       (11) Incorporated herein by reference to Exhibit No. 4.11 to the Company's Registration Statement on Form S-3 (Registration
                No. 333-41151).
       (12) Incorporated herein by reference to Exhibit No. 4.12 to Amendment No. 1 to the Company's Registration Statement on Form S-3 (Registration No. 333-41151).
       (13) Incorporated herein by reference to Exhibit No. 4.13 to Amendment No. 1 to the Company's Registration Statement on Form S-3 (Registration No. 333-41151).
       (14) Incorporated herein by reference to Exhibit No. 4.14 to Amendment No. 1 to the Company's Registration Statement on Form S-3 (Registration No. 333-41151).
       (15)     Incorporated herein by reference to the same numbered
                Exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ending June 30, 1998 (File No. 0-27976).

ITEM 17.       UNDERTAKINGS.

       The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement
       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to

       Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arden Hills, State of Minnesota, on September 28, 1998.

                              GALAGEN, INC.
                              (Registrant)


                               By       /s/ ROBERT A. HOERR
                                   ------------------------------------------
                                        Robert A. Hoerr, M.D., Ph.D.
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 28, 1998 by the following persons in the capacities indicated:


     ROBERT A HOERR*          President and Chief Executive Officer
-------------------------     (Principal Executive Officer)
     Robert A. Hoerr

     /s/ GREGG A. WALDON      Vice President, Chief Financial Officer,
-------------------------     Secretary and Treasurer (Principal Financial
     Gregg A. Waldon          and Accounting Officer)


STANLEY FALKOW, PH.D.         )
ROBERT A. HOERR, M.D., PH.D.  )
RONALD O. OSTBY               )    A majority of the Board of Directors*
R. DAVID SPRENG               )

_____________________________

* Gregg A. Waldon, by signing his name hereto, does hereby sign this document on behalf off each of the above-named officers or directors pursuant to powers of attorney duly executed by such persons.


                                             /s/ GREGG A. WALDON
                                        ---------------------------------------
                                                  Gregg A. Waldon
                                                  ATTORNEY-IN-FACT

                                   EXHIBIT INDEX


EXHIBIT    DESCRIPTION                                                                             PAGE
-------    -----------                                                                             ----

 3.1       Restated Certificate of Incorporation of the Company. (1)                     INCORPORATED BY REFERENCE
 3.2       Restated Bylaws of the Company. (2)                                           INCORPORATED BY REFERENCE
 4.1       Specimen Common Stock Certificate. (3)                                        INCORPORATED BY REFERENCE
 4.2       Warrant to purchase 13,541 shares of Common Stock of the Company issued       INCORPORATED BY REFERENCE
           to Piper Jaffray Inc., dated January 26, 1993. (3)
 4.3       Warrant to purchase 20,312 shares of Common Stock of the Company issued       INCORPORATED BY REFERENCE
           to Gus A. Chafoulias, dated October 12, 1993. (3)
 4.4       Warrant to purchase 20,312 shares of Common Stock of the Company issued       INCORPORATED BY REFERENCE
           to John Pappajohn, dated October 12, 1993. (3)
 4.5       Warrant to purchase 9,479 shares of Common Stock of the Company issued        INCORPORATED BY REFERENCE
           to Cato Holding Company, dated June 21, 1994. (3)
 4.6       Form of Common Stock Warrant to purchase shares of Common Stock of the        INCORPORATED BY REFERENCE
           Company, issued in connection with the sale of Convertible Promissory
           Notes. (3)
 4.7       Warrant to purchase 17,144 shares of Series F-1 Convertible Preferred         INCORPORATED BY REFERENCE
           Stock of the Company issued to Chiron Corporation, dated March 29, 1995.(3)
 4.8       Warrant to purchase 42,856 shares of Series F-2 Convertible Preferred         INCORPORATED BY REFERENCE
           Stock of the Company issued to Chiron Corporation, dated March 29, 1995.(3)
 4.9       Warrant to purchase 60,000 shares of Series F-3 Convertible Preferred         INCORPORATED BY REFERENCE
           Stock of the Company issued to Chiron Corporation, dated March 29, 1995.(3)
 4.10      Warrant to purchase 80,000 shares of Series F-3 Convertible Preferred         INCORPORATED BY REFERENCE
           Stock of the Company issued to Chiron Corporation, dated March 29, 1995.(3)
 4.11      Warrant to purchase 18,250 shares of Common Stock of the Company issued       INCORPORATED BY REFERENCE
           to IAI Investment Funds VI, Inc. (IAI Emerging Growth Fund), dated
           January 30, 1996. (3)
 4.12      Warrant to purchase 6,250 shares of Common Stock of the Company issued        INCORPORATED BY REFERENCE
           to IAI Investment Funds IV, Inc. (IAI Regional Fund), dated January 30,
           1996. (3)
 4.13      Warrant to purchase 25,000 shares of Common Stock of the Company issued       INCORPORATED BY REFERENCE
           to John Pappajohn, dated February 2, 1996. (3)
 4.14      Warrant to purchase 25,000 shares of Common Stock of the Company issued       INCORPORATED BY REFERENCE
           to Edgewater Private Equity Fund, L.P., dated February 2, 1996. (3)
 4.15      Warrant to purchase 10,000 shares of Common Stock of the Company issued       INCORPORATED BY REFERENCE
           to Joseph Giamenco, dated February 2, 1996. (3)
 4.16      Warrant to purchase 25,000 shares of Common Stock of the Company issued       INCORPORATED BY REFERENCE
           to Gus A Chafoulias, dated February 2, 1996. (3)
 4.17      Warrant to purchase 25,000 shares of Common Stock of the Company issued       INCORPORATED BY REFERENCE
           to JIBS Equities, dated February 2, 1996. (3)
 4.18      Warrant to purchase 25,000 shares of Common Stock of the Company issued       INCORPORATED BY REFERENCE
           to Land O'Lakes, Inc., dated February 2, 1996. (3)
 4.19      6% Convertible Debenture Purchase Agreement dated November 18, 1997           INCORPORATED BY REFERENCE
           among the Company and the Purchasers named therein. (4)
 4.20      Registration Rights Agreement dated November 18, 1997 among the Company       INCORPORATED BY REFERENCE
           and the Holders named therein. (5)
 4.21      6% Convertible Debenture due May 18, 1999 issued to CPR (USA) Inc. dated      INCORPORATED BY REFERENCE
           November 18, 1997. (6)
 4.22      6% Convertible Debenture due May 18, 1999 issued to Libertyview Plus          INCORPORATED BY REFERENCE
           Fund dated November 18, 1997. (7)


 4.23      6% Convertible Debenture due May 18, 1999 issued to Libertyview Fund,         INCORPORATED BY REFERENCE
           LLC dated November 18, 1997. (8)
 4.24      Stock Purchase Warrant issued to CPR (USA) Inc. dated November 18, 1997.(9)   INCORPORATED BY REFERENCE
 4.25      Stock Purchase Warrant issued to Libertyview Plus Fund dated November         INCORPORATED BY REFERENCE
           18, 1997. (10)
 4.26      Stock Purchase Warrant issued to Libertyview Fund, LLC dated November         INCORPORATED BY REFERENCE
           18, 1997. (11)
 4.27      Warrant issued to CLARCO Holdings dated as of December 1, 1997. (12)          INCORPORATED BY REFERENCE
 4.28      Warrant issued to CLARCO Holdings dated as of December 1, 1997. (13)          INCORPORATED BY REFERENCE
 4.29      Warrant issued to CLARCO Holdings dated as of December 1, 1997. (14)          INCORPORATED BY REFERENCE
 4.30      Warrant issued to Henry J. Cardello dated as of April 13, 1998.  (15)         INCORPORATED BY REFERENCE
 4.31      Warrant issued to Henry J. Cardello dated as of April 30, 1998.  (15)         INCORPORATED BY REFERENCE
 4.32      Warrant issued to Henry J. Cardello dated as of June 19, 1998.  (15)          INCORPORATED BY REFERENCE
 5         Opinion of Faegre & Benson LLP.                                                 FILED ELECTRONICALLY
 23.1      Consent of Ernst & Young LLP.                                                   FILED ELECTRONICALLY
 23.2      Consent of Faegre & Benson LLP (included in Exhibit 5).                         FILED ELECTRONICALLY
 24        Powers of Attorney of directors and officers of the Company.                    FILED ELECTRONICALLY

___________________

    (1) Incorporated herein by reference to Exhibit No. 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996 (File No. 0-27976).
    (2) Incorporated by reference to Exhibit 3.4 of the Company's Registration Statement on Form S-1 (Registration No. 333-1032)
    (3) Incorporated herein by reference to the same numbered Exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-1032).
    (4) Incorporated herein by reference to Exhibit No. 4.4 to the Company's Registration Statement on Form S-3 (Registration No. 333-41151).
    (5) Incorporated herein by reference to Exhibit No. 4.5 to the Company's Registration Statement on Form S-3 (Registration No. 333-41151).
    (6) Incorporated herein by reference to Exhibit No. 4.6 to the Company's Registration Statement on Form S-3 (Registration No. 333-41151).
    (7) Incorporated herein by reference to Exhibit No. 4.7 to the Company's Registration Statement on Form S-3 (Registration No. 333-41151).
    (8) Incorporated herein by reference to Exhibit No. 4.8 to the Company's Registration Statement on Form S-3 (Registration No. 333-41151).
    (9) Incorporated herein by reference to Exhibit No. 4.9 to the Company's Registration Statement on Form S-3 (Registration No. 333-41151).
    (10) Incorporated herein by reference to Exhibit No. 4.10 to the Company's Registration Statement on Form S-3 (Registration No. 333-41151).
    (11) Incorporated herein by reference to Exhibit No. 4.11 to the Company's Registration Statement on Form S-3 (Registration No. 333-41151).
    (12)   Incorporated herein by reference to Exhibit No. 4.12 to Amendment
           No. 1 to the Company's Registration Statement on Form S-3 (Registration No. 333-41151).
    (13)   Incorporated herein by reference to Exhibit No. 4.13 to Amendment
           No. 1 to the Company's Registration Statement on Form S-3 (Registration No. 333-41151).
    (14)   Incorporated herein by reference to Exhibit No. 4.14 to Amendment
           No. 1 to the Company's Registration Statement on Form S-3 (Registration No. 333-41151).
    (15) Incorporated herein by reference to the same numbered Exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ending June 30, 1998 (File No. 0-27976).